UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 25, 2013

BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
130 Holger Way
San Jose, CA 95134
(Address, including zip code, of principal executive offices)
(408) 333-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Arrangements of Certain Officers
Brocade Communications Systems, Inc. (“Brocade”) and each of Brocade’s executive officers, entered into Change of Control Retention Agreements (the “Agreements”), as of October 25, 2013. The Agreements replace the preceding change of control retention agreements most of which were set to expire in December 2013.
The Agreements will terminate three years from the effective date and provide the following benefits to the individual executives, subject to the executive signing a release of claims in favor of the Company and complying with certain post-employment obligations:
If the executive’s employment is terminated by Brocade without cause (as defined in the agreement) and not in connection with a change of control then the executive will be entitled to: (i) twelve months of the executive’s base salary (30 months of base salary if the chief executive officer) and (ii) reimbursement for premiums paid for COBRA benefits for 12 months; the executive’s outstanding and vested stock options and/or stock appreciation rights as of the termination of employment date will remain exercisable until the nine month anniversary of the date employment terminated.
If the executive’s employment is terminated by Brocade without cause, or that individual resigns for good reason (as defined in the agreement), in connection with a change of control then the executive will be entitled to: (i) twelve months of the executive’s base salary (24 months of base salary if the chief executive officer); (ii) 100% of executive’s target cash bonus under the Company’s Senior Leadership Plan (200% if the chief executive officer); (iii) reimbursement for premiums paid for COBRA benefits for 12 months (18 months if the chief executive officer); and (iv) full accelerated vesting with respect to executive's then outstanding, unvested equity awards. The executive’s outstanding and vested stock options and/or stock appreciation rights as of the termination of employment date will remain exercisable until the nine month anniversary of the termination of employment date (including, but not limited to, any awards that vest under clause (iv) above). In addition, in the event of a change of control transaction in which Brocade (or its parent or successor) is not publicly traded, the executive obtains a put right to require Brocade or its successor to purchase any or all of the common stock held by the executive at fair market value at the time of the executive’s termination of employment for any reason.
A copy of the Amended and Restated Change of Control Retention Agreement for Lloyd Carney and the form of Change of Control Retention Agreement for the other executive officers of Brocade are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit
Number	Exhibit Description

10.1	Amended and Restated Change of Control Retention Agreement for Lloyd Carney between Brocade and Lloyd Carney, Brocade’s Chief Executive Officer.
10.2
Form of Change of Control Retention Agreement between Brocade and Brocade's executive officers other than the Chief Executive Officer (entered into with each of Ken Cheng, Dan Fairfax, Jeff Lindholm and Tyler Wall).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.

Date: October 25, 2013	By:	/s/ Tyler Wall
Tyler Wall
Vice President, General Counsel and Corporate Secretary